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                                                                Exhibit  22.1

                                                                         Jurisdiction
         Name of Subsidiary (a)                                        In Which Incorporated
         ----------------------                                        ---------------------

         Automax Inc.                                                  Ohio
         Duriron Canada Inc.                                           Canada
         S.A. Durco Europe N.V.                                        Belgium
         Durco Process Equipment Ltd.                                  United Kingdom
         Durco GmbH                                                    Germany
         Durco France S.A.R.L.                                         France
         Duriron Foreign Sales Corporation                             Virgin Islands
         Durco Ireland Limited                                         Ireland
         Valtek Incorporated                                           Utah
         Valtek Controls Ltd.                                          Canada
         Valtek Australia Pty. Ltd.                                    Australia
         Durco Valtek (Asia Pacific) Pte. Ltd.                         Singapore
         Durco Europe S.A. - Coordination Centre                       Belgium
         Durco B.V. Holland                                            Holland
         Davco Equipment Inc.                                          Ohio
         Durco Valtek, S.A.                                            Spain
         Durco Italia S.r.l.                                           Italy
         Kammer Ventile GmbH                                           Germany
         Kammer Vannes S.A.                                            Switzerland
         Automax Mecair S.r.l.                                         Italy
         Mecair U.K. Ltd.                                              United Kingdom
         Mecair S.a.r.l.                                               France
         Automax Mecair S.r.l.                                         Italy
         Sereg Vannes S.A.                                             France
         Durametallic Corporation                                      Michigan
         Pac-Seal Inc. International                                   Michigan
         Metal Fab Machine Corporation                                 Florida
         Durametallic Mexicana S.A. de C.V.                            Mexico
         Durametallic do Brasil                                        Brazil
         Durametallic Canada Inc.                                      Canada
         Durametallic Uruguay                                          Uruguay
         Durametallic Pty. Ltd.                                        New Zealand
         Durametallic Corporation Australia Pty. Ltd.                  Australia
         Durametallic G.m.b.H.                                         Germany
         Durametallic Europe N.V.                                      Belgium
         Durametallic Argentina S.A.                                   Argentina
         Durametallic Australia Holding Company                        Michigan
         Durametallic Europe Holding Company                           Michigan
         Arabian Seals Company, Ltd. (b)                               Saudi Arabia
         Korea Seal Master Company, Ltd. (b)                           Korea
         Durametallic (India) Ltd. (b)                                 India
         Durametallic Asia Pte. Ltd. (b)                               Singapore
         Durametallic Malaysia Sdn. Bhd. (c)                           Malaysia

         (a) All subsidiaries are wholly owned or controlled except as otherwise indicated by one of the following footnotes
         (b)          40% ownership
         (c)          51% ownership

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